EXHIBIT 21.1

                                AMPEX CORPORATION


                              LIST OF SUBSIDIARIES


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                                                                                   Jurisdiction of
Name                                                                               Incorporation
-------------                                                                      ----------------
Ampex Data Systems Corporation                                                     Delaware
Ampex Finance Corporation                                                          Delaware
Ampex Holdings Corporation                                                         Delaware
Ampex International Sales Corporation                                              California
Ampex Canada Inc.                                                                  Canada
Ampex Cintas Magneticas, S.A.                                                      Mexico
Ampex de Colombia, S.A.                                                            Colombia
Ampex de Mexico, S.A de C.V. (1)                                                   Mexico
Ampex do Brasil Electronica Ltd.                                                   Brazil
Ampex Europa GmbH                                                                  Germany
Ampex Great Britain Limited                                                        United Kingdom
Ampex International S.A.                                                           Switzerland
Ampex Japan Ltd.                                                                   Japan
Ampex S.A. (1)                                                                     Belgium
MicroNet Technology, Inc.                                                          Delaware


(1) Dissolution pending



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